Exhibit 77Q3
  Because the electronic format for
  filing Form NSAR does not provide
  adequate form for responding to
  Items 72DD1, 72DD2, 73A1,
  73A2, 74U1, 74U2, 74V1, and
  74V2 correctly, the correct
  answers for Series1, 2 & 3 are as
  follows:

  72DD1/72DD2
  Series 1 (Phoenix-Kayne Rising
  Dividends Fund CIK 0001018593) -
  Class A $11, Class B $1, Class C
  $1 and Class X $201.

  Series 2 (Phoenix-Kayne Small-
  Mid Cap Fund CIK 0001018593)
  Class A, Class B, Class C and
  Class X are zero.

  Series 3 (Phoenix-Kayne
  International Fund CIK
  0001018593)  Class A $25, Class X
  $204, Class B and Class C are
  zero.

  73A1/73A2
  Series 1 (Phoenix-Kayne Rising
  Dividends Fund CIK 0001018593)
  Class A $0.03, Class B $0.02,
  Class C $0.02 and Class X $0.03.

  Series 2 (Phoenix-Kayne Small-
  Mid Cap Fund CIK 0001018593)
  Class A, Class B, Class C and
  Class X is zero.

  Series 3 (Phoenix-Kayne
  International Fund CIK
  0001018593)  Class A $0.03, Class
  X $0.05, Class B and Class C are
  zero.

  74U1/74U2
  Series 1 (Phoenix-Kayne Rising
  Dividends Fund CIK 0001018593)
  Class A 1,889, Class B 113, Class
  C 128 and Class X 5,350.

  Series 2 (Phoenix-Kayne Small-
  Mid Cap Fund CIK 0001018593)
  Class A 2,189, Class B 151, Class
  C 700, and Class X 5,682.

  Series 3 (Phoenix-Kayne
  International Fund CIK
  0001018593) Class A 850, Class B
  14, Class C 57, and Class X 3,627.

  74V1/74V2-
  Series 1 (Phoenix-Kayne Rising
  Dividends Fund CIK 0001018593)
  Class A $15.35, Class B $15.20,
  Class C $15.20, and Class X
  $15.40.

  Series 2 (Phoenix-Kayne Small-
  Mid Cap Fund CIK 0001018593)
  Class A $18.12, Class B $17.94,
  Class C $17.96, and Class X
  $18.17.

  Series 3 (Phoenix-Kayne
  International Fund CIK 000108593)
  Class A $11.27, Class B $11.21,
  Class C $11.21, and Class X
  $11.31.